Registration No. ___________

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                       ----------------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                       ----------------------------------------

                            THE WEST COMPANY, INCORPORATED
                  (Exact name of issuer as specified in its charter)

               Pennsylvania             23-1210010
               (State of Incorporation) (I.R.S.   Employer   Identification
                                        No.)

               101 Gordon Drive
               Lionville, Pennsylvania 19341
               (Address of Principal Executive Offices) (Zip Code)

                            THE WEST COMPANY, INCORPORATED
                    1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN
                               (Full title of the plan)

                         John R. Gailey III, Esquire
                         Vice President, General Counsel and Secretary The West Company, Incorporated
                         101 Gordon Drive
                         Lionville, Pennsylvania  19341
                         (Name and address of agent for service)

                                    (610) 594-3319
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
          -----------------------------------------------------------------

                                      Proposed     Proposed
          Title of         Amount     maximum      maximum
          securities       to be      offering    aggregate    Amount of
          to be          registered  price per     offering  registration
          aggregate         (1)      share (2)    price (2)       fee
          -----------------------------------------------------------------
          Common Stock,
          par value      1,500,000     $29.00    $43,500,000  $12,832.50
          $.25 per share   shares
          -----------------------------------------------------------------





          (1) This Registration Statement also registers such additional indeterminate number of shares of Common Stock or other securities as may become issuable by reason of the anti-dilution adjustment provisions of the 1998 Key Employee Incentive Compensation Plan.

          (2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $29.00 per share, the average of the high and low prices of the Company's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on May 26, 1998.

          Item 3. Incorporation of Documents by Reference.

               The Company's 1997 Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 1-8036), and the Company s Report on Form 10-Q for the quarter ending March 31, 1998 (Commission File No. 1-8036) have been filed with the Securities and Exchange Commission and are incorporated herein by reference.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

          Item 6. Indemnification of Directors and Officers

               The Company maintains a policy of insurance under which the respective directors and officers (as defined therein) of the Company are insured subject to specified exclusions and deductible and retention and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or wrongfully attempted or alleged to have been done while acting in their respective capacities.

               Section 8 of Article II of the Bylaws of the Company provides that a director shall not be personally liable for monetary damages for any action taken on of after January 27, 1987, or for failure to take any action on or after such date unless (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors Liability Act (Act 145 of 1986, P.L.

          1458), relating to standard of care and justifiable reliance, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of Section 8 of Article II shall not apply to (i) any criminal statute, or (ii) the liability of a director for the payment of taxes due to local, state or federal law.

               Article  IV of  the  Bylaws provides  that the  Company
          shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or serving as at the request of the Company as a director, officer, employee or agent of another entity. Such indemnification shall be against all expenses, judgments, fines and amounts paid in settlement of such proceedings to the extent that such person has not otherwise been indemnified and the power to give such indemnification has been granted by statute. For this purpose, the Board has the power to buy and maintain insurance at the Company s expense. Payment of expenses may be made to an indemnified person prior to the final disposition of an action.

               The Pennsylvania Directors Liability Act and the Pennsylvania Business Corporations Law authorize the indemnification set forth above if the actions of the person to be indemnified did not constitute willful misconduct or recklessness or, in the opinion of the Company, self-dealing. The character of the conduct of the person to be indemnified shall be determined by members of the Board not parties to such litigation, independent counsel or the shareholders of the Company. The obligation of the Company to indemnify a director, officer, employee or agent under
          Article IV constitutes a contract between the Company and such person, and no modification or repeal of any provision of Article IV will affect, to the detriment of the director, officer, employee or agent such obligations of the Company in connection with a claim based in any act or failure to act occurring before such modification or repeal.


          Item 8. Exhibits.

                The following exhibits are filed herewith:

          Exhibit No.                 Description
          -----------                 -----------

             5             Opinion of General Counsel regarding
                           legality of securities being registered.




             23(a)         Consent of Coopers & Lybrand L.L.P.

             23(b)         Consent of General Counsel
                           (contained in opinion filed as Exhibit 5)

             24            Powers of Attorney

          Item 9.      Undertakings

          1.    The undersigned registrant hereby undertakes:

             (a) To file, during  any period in which offers  or sales
                 are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii)  To  include  any   material  information  with
                        respect  to  the   plan  of  distribution  not
                        previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, that  paragraphs (a)(i) and
                        (a)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (b) That,  for the purpose  of determining  any liability
                 under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To  remove from  registration  by  means of  a  post-
                 effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of
                1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lionville, Township of Uwchlan, Commonwealth of Pennsylvania, on the 28th day of May, 1998.

                           THE WEST COMPANY, INCORPORATED


                           /s/ John R. Gailey III
                           ________________________________________
                           John R. Gailey III
                           Vice President, General Counsel and Secretary

               Pursuant to the requirements of the  Securities Act of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.

          Signature                    Title                Date
           /s/William G. Little
          ------------------------    Director, Chairman of the
          William G. Little           Board, President and Chief
                                      Executive Officer (Principal
                                      Executive Officer)



          /s/Steven A. Ellers
          ------------------------    Senior Vice President,
          Steven A. Ellers            Finance and Administration
                                      (Principal Financial Officer)

          /s/ Anna Mae Papso
          ------------------------    Vice President and
          Anna Mae Papso              Corporate Controller
                                      (Principal Accounting Officer)


          Tenley E. Albright          Director

          John W. Conway              Director

          George W. Ebright           Director

          L. Robert Johnson           Director      By: /s/John R. Gailey III
                                                             ---------
          William H. Longfield        Director        John R. Gailey III
                                                       Attorney-in-Fact

          John P. Neafsey             Director          [May 28, 1998]




          Monroe E. Trout             Director

          Anthony Welters             Director

          J. Roffe Wike, II           Director

          Geoffrey F. Worden          Director

              Powers of  attorney authorizing William G.  Little and John
          R. Gailey III to execute this Registration Statement, and amendments thereto, for each of the directors of Registrant on whose behalf this Registration Statement is filed, have been executed and filed in Exhibit 24 to this Registration Statement.

                                    Exhibit Index

                                                    Page Number of
          Exhibit No.  Description                  Registration Statement


             5         Opinion of General Counsel          9
                                                         ----

             23(a)     Consent of Coopers & Lybrand L.L.P. 10
                                                         ----

             23(b)     Consent of Corporate Counsel
                       (contained in opinion filed as Exhibit 5)


             24        Powers of Attorney                 11-21
                                                           ----